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                                                                   EXHIBIT 23

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


TMP Worldwide Inc.
New York, New York



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the TMP Worldwide Inc. 401(k) Savings Plan of our report dated November 11, 1996 relating to the financial statements of the TMP Worldwide Inc. 401(k) Savings Plan and our report dated November 8, 1996 relating to the financial statements of the McKelvey Enterprises, Inc. Profit Sharing Plan and Trust included in this Annual Report on Form 11-K for the year ended December 31, 1995.





BDO SEIDMAN, LLP

New York, New York
December  ,1996